LOAN AGREEMENT

     THIS LOAN AGREEMENT is made effective as of December 31, 2000 (the "Effective Date ") by and between booktech.com, inc. a Nevada corporation (the "Company"), and Verus Investments Holdings, Inc., a British Virgin Islands corporation ("Lender").

1.   THE LOAN.

     1.1 The Loan. Lender agrees, on the terms of and subject to the conditions specified in this Agreement, to lend to the Company the sum of Nine Hundred Thirty Nine Thousand Two Hundred Sixty One and No/100 United States Dollars ($939,261). Lender's loan shall be evidenced by a promissory note in the form set forth on Exhibit A dated the Effective Date (the "Note"). The loan made in accordance with this Section 1.1 shall be referred to herein as the "Loan."

     1.2 Place and Date of Closing. The closing of the transactions provided for herein (the "Closing") will be held at the offices of the Company on the Effective Date or at such other time and place as the parties shall mutually agree (the "Closing Date").

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Lender as follows:

     2.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company is duly qualified or licensed as a corporation in good standing under the laws of each jurisdiction wherein failure to so qualify could reasonably be expected to have a Materially Adverse Effect (as defined below). The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     2.2 Corporate Power. The Company will have at the Closing all requisite legal and corporate power to execute and deliver this Agreement, to issue the Note and to carry out and perform its obligations under the terms of this Agreement and the Note.

     2.3 Authorization. As soon as possible following the Closing, the execution, delivery and performance of this Agreement and the Note by the Company will be duly ratified by all requisite corporate action, so that it will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

     2.4 No Conflict. The Company's execution, delivery and performance of its obligations under this Agreement and the Note do not and will not contravene or conflict with any provision of (i) applicable law, rule or regulation (ii) any judgment, decree or order applicable or binding upon the Company, (iii) the corporate charter or bylaws of the Company, or (iv) any agreement or instrument binding upon the Company or upon any assets or property of the Company for which the Company has obtained the necessary consent or waiver of the other parties to such agreement or instrument.

     2.5 Full Disclosure. To the knowledge of the Company, all factual information heretofore or contemporaneously furnished by the Company to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified, and the Company has not knowingly omitted any fact necessary to prevent such information from being false or misleading.

     2.6 No Regulatory Restrictions. The Company is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     2.7 Authorizations. The Company has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, including without limitation all licenses, permits, franchises and other governmental authorizations required under all applicable environmental laws, a failure to obtain or violation of which could reasonably be expected to have a Material Adverse Effect.

     2.8 Financial Statements. On or prior to the date of this Agreement, the Company has furnished to the Lender its balance sheet and consolidating statements of income, earnings, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, and (ii) as of and for the fiscal quarter(s) and the portion of the fiscal year ended September 30, 2000, certified by the Company's chief financial officer. The Company acknowledges that the Lender is relying upon the accuracy of such financial statements as an inducement to make the Loan.

For the purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition or prospects (financial or otherwise) of the Company, (b) the ability of the Company to perform its obligations under this Agreement or the Note, or (c) the validity or enforceability of this Agreement or the Note or the rights and remedies of the Lender under this Agreement or the Note.

3. REPRESENTATIONS AND WARRANTIES OF THE LENDER AND ADDITIONAL REPRESENTATIONS OF THE COMPANY.

3.1 Representations and Warranties. Lender represents and warrants to the Company as of the Closing Date as follows:

          (a) The Lender will have at the Closing all requisite legal and corporate power to execute and deliver this Agreement and to carry out its obligations under the terms of this Agreement.

          (b) All action on the part of the Lender for the authorization, execution, delivery and performance by the Lender of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

          (c) The Lender is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Note and who is capable of bearing the economic risks of such Note, assuming the completeness and accuracy of the representations made by the Company.

     3.2 Legends. The certificate representing the Note will be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT OF SAID ACT AND ANY STATE SECURITIES LAWS.

4. COVENANTS. The Company agrees that: (i) it will maintain its corporate existence and good standing in each jurisdiction wherein such qualification is necessary, except where failure to do so would not have a Material Adverse Effect; (ii) it will promptly upon learning of the occurrence of any of the following, furnish to the Lender notice of such occurrence and the steps being taken by the Company with respect thereto: (a) the occurrence of any Event of Default, or (b) the institution of, or any adverse determination in, any material litigation, arbitration proceeding or governmental proceeding; (iii) without the prior written consent of Lender, it will not incur or permit to exist any debt other than that represented by the Note except for trade debt incurred in the ordinary course of business, and in any event, to exceed $25,000; and (iv) without the prior written consent of Lender, it will not enter into or execute or permit to exist any lien, security interest or encumbrance on any of the assets of the Company except to secure debt incurred in the normal course of business (i.e., liens of carriers, warehousemen, mechanics, laborers and materialmen or incurred in connection with workers compensation or unemployment insurance), and in any event, not to exceed $25,000. Notwithstanding the foregoing, the Lender (and/or any affiliates of the Lender) and the Company may enter into one or several lending transactions subsequent to the Loan without the requirement of any prior written consent.

5.   DEFAULTS AND REMEDIES.

     5.1 Events of Default. The following events shall be considered "Events of Default" with respect to the Note:

          (a) The Company shall default in the payment of any part of the principal or accrued interest on the Note for more than thirty (30) days after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

          (b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company;

          (c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

          (d) The Company fails to perform any obligations or breaches any covenants contained in this Agreement or the Note, and Company does not perform such obligation or cure such breach within thirty (30) days after receipt of written notice from Lender;

          (e) Any representation or warranty made by the Company herein is false or misleading in any material respect; or

          (f) The Company sells, transfers, distributes or disposes of all or substantially all of its assets other than in the ordinary course of business or merges or consolidates with another person or entity without the prior written consent of the Lender.

     5.2 Remedies. Upon the occurrence of an Event of Default under Section 5.1 hereof, at the option and upon the declaration of the holder of the Note, (i) the entire unpaid principal and accrued interest on the Note held by such holder shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity, or otherwise.

6.   MISCELLANEOUS.

     6.1 Waivers and Amendments. With the written consent of the record holder of the Note and the Company, the obligations of the Company and the rights of the holder of the Note under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

     6.2 Further Assurances; Subordination. Upon request of the Company, Lender will acknowledge in writing its subordination undertakings as set forth in the Note.

     6.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to its internal conflict of laws rules.

     6.4 Survival. The representations, warranties, covenants and agreements made herein shall survive until the date on which Company has paid to Lender all principal and interest owed pursuant to this Agreement and the Note.

     6.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither Company nor Lender may assign this Agreement, the Note, or any of its rights, interests or obligations hereunder, or thereunder, without the prior written consent of the other party hereto; provided, however, that Lender may
(a) assign any or all of its rights and interests under this Agreement and the Note to one or more of its "affiliates," as that term is defined in Rule 144(a)(1) of the rules and regulations promulgated under the Securities Act of 1933, as amended; and (b) designate one or more of its affiliates to perform its obligations under this Agreement and the Note.

     6.6 Costs and Expenses. The Company promises to pay, upon the Lender's demand therefor, all costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Agreement and the Note.

     6.7 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     6.8 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.9 Titles and Subtitles. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Lender, upon any breach or default of the Company under this Agreement or the Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Lender of any breach or default under this Agreement, or any waiver by the Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

     6.11 Notices. Any notices, claims or demands or other communications hereunder shall be in writing and shall be deemed to be duly given if personally given or if sent by telecopier, nationally-recognized overnight courier or by registered or certified mail, return receipt required and postage prepaid, addressed to such party in accordance herewith or as otherwise stated in any notice given in accordance herewith. Any such notice shall be deemed to have been received (a) in the case or personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communications is posted.

         To the Company:   booktech.com, inc.
                           42 Cummings Park
                           Woburn, Massachusetts 01801
                           Attention:  William G. Christie
                           Fax:  (781) 933-6750
                           Email:  bchristie@booktech.com

         To the Lender:    Verus Investments Holdings, Inc.
                           c/o Verus Support Services, Inc.
                           520 Madison Avenue
                           New York, New York 10022
                           Attention:  Ajmal Khan
                           Fax:  (212) 588-0869
                           Email:  akhan@verusinternational.com

     6.11 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.



                           BOOKTECH.COM, INC.


                           By:   /s/ TED BERNHARDT
                              ------------------------------------------
                                     Ted Bernhardt
                                     Chief Financial Officer


                           LENDER:

                           VERUS INVESTMENTS HOLDINGS, INC.

                           By:     /s/ AJMAL KHAN
                               -----------------------------------------
                                       Ajmal Khan
                                       President and Chief Executive Officer



                          Principal Amount of Note:  $939,261

                                   EXHIBIT A

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT OF SAID ACT AND ANY STATE SECURITIES LAWS.

DATE:  EFFECTIVE AS OF DECEMBER 31, 2000                                $939,261

                               BOOKTECH.COM, INC.

                                 PROMISSORY NOTE

     booktech.com, inc., a Nevada corporation (the "Company"), for value received, promises to pay to Verus Investments Holdings, Inc. (the "Lender"), the principal sum of $939,261, in lawful money of the United States of America and in immediately available funds, plus simple interest of 8% per annum on the principal amount hereof as provided below. All principal and accrued interest shall be due and payable on December 31, 2001 (whether by acceleration or otherwise). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1. DEFINITIONS. Unless the context indicates otherwise, capitalized terms used herein shall have the meanings given them in the Loan Agreement (defined below), provided that the following terms used herein shall have the following meanings:

     1.1 "Loan Agreement" means the Loan Agreement dated as of December 31, 2000 between the Lender and the Company.

     1.2 "Noteholder," "holder," or similar terms, when the context refers to a holder of a Note, means any person who shall at the time be the holder of this Note.

2. PREPAYMENT. The principal amount of this Note and any accrued interest thereon may be prepaid in whole or in installments by the Company prior to maturity without penalty.

3. SUBORDINATION. The indebtedness represented by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company's indebtedness for money borrowed from insured banks, licensed insurance companies, lenders approved pursuant to Section 2.10 of the Loan Agreement, or other third-party commercial lending institutions regularly engaged in the business of lending money.

4. LEGAL RATE ADJUSTMENT. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the

Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.

5. INDEMNIFICATION. The Company shall defend, indemnify and hold harmless the Lender and its officers, directors, employees and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any person in connection with the transactions contemplated by this Note, and (b) all losses or expenses in any way suffered, incurred, or paid by the Lender as a result of or in any way arising out of, following, or consequential to transactions between the Lender and the Company under this Note or otherwise (including without limitation reasonable attorneys' fees and expenses), expect for losses caused solely by the Lender's gross negligence or willful misconduct.

6. LOAN AGREEMENT. This Note is the Note referred to in the Loan Agreement and is entitled to all the benefits provided therein. Reference is made to said Loan Agreement for the representation and warranties of the Company, the covenants, the Events of Default and the rights of acceleration of the maturity of the Note upon an Event of Default, as well as the miscellaneous provisions of Article 6 of the Loan Agreement, all of which are incorporated herein by reference.

7. GOVERNING LAW. This Note shall be governed in all respects by the laws of the State of New York, without regard to its internal conflict of laws rules.



                                    BOOKTECH.COM, INC.


                                    By:
                                         ---------------------------------
                                         Ted Bernhardt
                                         Chief Financial Officer